Exhibit 10

EXECUTION VERSION

SETTLEMENT AGREEMENT

This Settlement Agreement (including exhibits hereto, the “Agreement”) is entered into as of August 9, 2011, by and between the Liquidating LandCo Debtors(1) and the Tropicana Las Vegas Entities(2) (the Liquidating LandCo Debtors and the Tropicana Las Vegas Entities, collectively, and including any affiliates, successors or assigns thereof, “TLV”), on the one hand, and the OpCo Related Entities(3) and the OpCo Debtors(4) (the OpCo Related Entities and the OpCo Debtors, collectively, and including any affiliates, successors or assigns thereof, “Tropicana Entertainment”), on the other hand. The term “Parties” or “Party” as used herein shall refer to TLV, Tropicana Entertainment, or both as may be appropriate. The term “Mark” as used herein shall refer to names, trademarks, and/or service marks.

WHEREAS, on May 5, 2008, the so-called LandCo Debtors and the so-called OpCo Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) thereby commencing the jointly administered bankruptcy cases captioned In re Tropicana Entertainment, LLC, et al., Case No. 08-10856 (Bankr. D. Del.) (KJC) (collectively, the “Bankruptcy Cases”);

WHEREAS, during the Bankruptcy Cases separate plans of reorganization were filed and confirmed, one of which provided for the separate ownership and operation of the Las Vegas Property (as defined below), and the other of which provided for the separate ownership of Tropicana Entertainment’s assets, including the Tropicana Atlantic City Resort and Casino in Atlantic City, New Jersey and the Tropicana Laughlin Hotel & Casino in Laughlin, Nevada;

(1) The “Liquidating LandCo Debtors” are Adamar of Nevada Corporation; Hotel Ramada of Nevada, LLC f/k/a Hotel Ramada of Nevada Corporation (a/k/a Hotel Ramada of Nevada Inc.); Tropicana Development Company, LLC; Tropicana Enterprises; Tropicana Las Vegas Holdings, LLC; Tropicana Las Vegas Resort and Casino, LLC; and Tropicana Real Estate Company, LLC.

(2) The “Tropicana Las Vegas Entities” are Tropicana Las Vegas, Inc., Tropicana Las Vegas Hotel and Casino, Inc., and Tropicana Las Vegas Intermediate Holdings Inc.

(3) The “OpCo Related Entities” are Tropicana Entertainment Inc., New Tropicana Holdings, Inc., Tropicana Atlantic City Corp., Tropicana AC Sub Corp., New Tropicana OpCo, Inc., Aztar Riverboat Holding Company, LLC, Aztar Indiana Gaming Company, LLC, Catfish Queen Partnership in Commendam, New Jazz Enterprises, LLC, Centroplex Centre Convention Hotel, LLC, New St. Louis Riverboat, LLC, CP St. Louis Casino, LLC, CP St. Louis Acquisition, LLC, Tahoe Horizon, LLC, Columbia Properties Tahoe, LLC, CP Laughlin Realty, LLC, Columbia Properties Laughlin, LLC, Columbia Properties Vicksburg, LLC, JMBS Casino, LLC, Greenville Riverboat, LLC, and Tropicana Express, LLC.

(4) The “OpCo Debtors” are Adamar Garage Corporation; Argosy of Louisiana, Inc.; Atlantic-Deauville Inc.; Aztar Corporation; Aztar Development Corporation; Aztar Indiana Gaming Company, LLC; Aztar Indiana Gaming Corporation; Aztar Missouri Gaming Corporation; Aztar Riverboat Holding Company, LLC; Catfish Queen Partnership in Commendam; Centroplex Centre Convention Hotel, LLC; Columbia Properties Laughlin, LLC; Columbia Properties Tahoe, LLC; Columbia Properties Vicksburg, LLC; CP Baton Rouge Casino, LLC; CP Laughlin Realty, LLC; Jazz Enterprises, Inc.; JMBS Casino LLC; Ramada New Jersey Holdings Corporation; Ramada New Jersey, Inc.; St. Louis Riverboat Entertainment, Inc.; Tahoe Horizon, LLC; Tropicana Entertainment Holdings, LLC; Tropicana Entertainment Intermediate Holdings, LLC; Tropicana Entertainment, LLC; Tropicana Express, Inc.; and Tropicana Finance Corp.

WHEREAS, on July 20, 2009, Tropicana Las Vegas, Inc., and Liquidating LandCo Debtor Hotel Ramada of Nevada, Corporation filed a complaint against Tropicana Entertainment, LLC and Aztar Corporation in the District Court (state), Clark County, Nevada (the “Nevada Court”) captioned Tropicana Las Vegas, Inc. and Hotel Ramada of Nevada, Corporation v. Aztar Corporation and Tropicana Entertainment, LLC, Case No. A595469 (D. Ct. Clark County, Nev.) (the “Nevada Action”);

WHEREAS, on June 10, 2010, the Nevada Court entered its order denying the Parties’ cross-motions for summary judgment but entering preliminary Findings of Fact and Conclusions of Law re Cross-Motions for Summary Judgment (the “SJ Order”);

WHEREAS, on August 12, 2010, the Nevada Court entered its Order re Defendants’ Motion for Reconsideration of Certain Findings and Conclusions Set Forth in the Court’s Findings of Fact and Conclusions of Law re: Cross Motions for Summary Judgment (the “Reconsideration Order”);

WHEREAS, on May 7, 2010, certain of the OpCo Related Entities filed a Motion of the Reorganized OpCo Debtors for Entry of an Order Authorizing (i) the Rejection of Any and All Executory Contracts and Unexpired Leases Involving Intellectual Property Rights Granted by the OpCo Debtors to the LandCo Debtors, and (ii) the Assumption of Any and All Executory Contracts and Unexpired Leases Involving Intellectual Property Rights Granted by the LandCo Debtors to the OpCo Debtors (the “Rejection Motion”) as docket number 2905 in the Bankruptcy Cases;

WHEREAS, on August 10, 2010, Tropicana Entertainment Inc., New Tropicana Holdings, Inc., and certain affiliates of Icahn Capital LP, as secured lenders and administrative agent to the secured lenders of Tropicana Entertainment LLC, filed a complaint in the Bankruptcy Cases against Tropicana Las Vegas, Inc., and Liquidating LandCo Debtor Hotel Ramada of Nevada Corporation, thereby initiating the adversary proceeding captioned Icahn Agency Services LLC v. Tropicana Las Vegas, Inc. (In re Tropicana Entertainment, LLC et al.), Adv. Proc. No. 10-52489 (Bankr. D. Del.) (KJC) (the “Trademark Action”); and

WHEREAS, while expressly denying and disclaiming wrongdoing or liability of any kind whatsoever, the Parties desire to settle and resolve the claims made in the Nevada Action, the Rejection Motion, the Trademark Action, and certain additional claims made in the Bankruptcy Cases and other proceedings in order to avoid, among other things, the expense, inconvenience, distraction and uncertainty of litigation;

NOW, THEREFORE, in consideration of the mutual covenants, undertakings and promises set forth herein, and for other good, valuable and sufficient consideration, the receipt and sufficiency of which is expressly and irrevocably acknowledged, the Parties to this Agreement hereby agree that the foregoing recitals are true and correct and are incorporated herein as if fully set forth, and further agree as follows:

1.             The Parties agree to concurrent use and registration of certain Marks that are or include the term TROPICANA or variants, pursuant to the terms mutually agreed to herein, without any payment from one to another, and in perpetuity subject to the terms hereof.

2.             TLV owns and has the exclusive right to use the Marks TROPICANA LAS VEGAS (or TROP LAS VEGAS) and TROPICANA LV (or TROP LV) (the “TLV Marks”) in the city of Las Vegas, Nevada and within a 50 mile radius of the front entrance of the Tropicana Las Vegas Hotel and Casino (the “Las Vegas Property”), which is located at 3801 Las Vegas Boulevard South, Las Vegas, Nevada 89109 only (the “TLV Territory”) for the following purposes: (a) in connection with any present and/or future goods, services and enterprises in the nature of entertainment and hospitality services or within the zone of natural expansion thereof, including but not limited to hotel services, bar services, restaurant services, nightclub, beach club, casino services, live theater services, travel reservation services, tour package services, tourism services, convention services, exhibition services, retail services and merchandise (the goods, services and enterprises identified in this subsection (a), collectively, the “Services,” which term shall have the same meaning throughout this Agreement), and (b) for Internet Uses without geographic limitation as set forth in Section 5 of this Agreement. However, notwithstanding anything to the contrary in this Agreement, TLV will also have the right to advertise the Services identified by the TLV Marks worldwide, provided that any such advertisements make explicit reference to the location of the Las Vegas Property. TLV will not have any rights to use the Mark TROPICANA, TROP, or any variation thereof other than as part of the composite Mark TROPICANA LAS VEGAS and as defined herein; provided that TLV may use the TROP Mark without reference to LAS VEGAS for purposes of on-property signage and marketing property specific campaigns, programs, and events, and selling merchandise on property, such as, without limitation “Trop Plus”, “Trop ‘Til You Drop”, “Tropicurian”, “Trop Winter Escape”, “Trop Party Pass”, and “Non-Stop Trop Race Party,” provided such uses are in conjunction with materials making explicit reference to the Las Vegas Property and its location, are not confusingly similar to any preexisting or then current use by Tropicana Entertainment, and are otherwise consistent with the terms of this Agreement. TLV may create, use and register new logos at any time provided they are not confusingly similar to Tropicana Entertainment’s then-current stylization and are otherwise consistent with the terms of this Agreement. For greater clarity, the Parties hereby agree that such logos shall be deemed to be included in the definition of TLV Marks. The LAS VEGAS or LV portions of TLV Marks will never be smaller or less prominent in proportion to TROPICANA or TROP than the LAS VEGAS portion is in the current stylized version of the Mark that TLV is using, namely:

TLV may create, use and register variants of the TLV Marks as new names, trademarks and service marks consistent with the terms of this Agreement; such new names, trademarks and service marks will be deemed within the definition of “TLV Marks.”

3.             Tropicana Entertainment owns and has the exclusive right to use the Marks TROPICANA and TROP, provided each is accompanied by an additional Mark currently used by Tropicana Entertainment to identify its Services (e.g., Advantage, Entertainment, Express) (a “Preexisting Identifier”), or by a Mark that indicates the actual geographic location of a property or abbreviation thereof (other than LAS VEGAS or the name of any city within the TLV Territory) (e.g., Atlantic City or AC) (an “Accurate Geographic Identifier”), such as TROPICANA ATLANTIC CITY (or TROP ATLANTIC CITY), TROPICANA AC (or TROP AC), TROPICANA LAUGHLIN (or TROP LAUGHLIN), TROPICANA EXPRESS (or TROP EXPRESS), TROPICANA ARUBA (or TROP ARUBA), TROPICANA ENTERTAINMENT (or TROP ENTERTAINMENT), and other present and/or future TROPICANA-formative (or TROP-formative) Marks that combine TROPICANA or TROP with an additional Preexisting Identifier or Accurate Geographic Identifier (other than LAS VEGAS or the name of any city within the TLV Territory) in connection with the Services worldwide excluding only the TLV Territory. However, notwithstanding anything to the contrary in this Agreement, Tropicana Entertainment will be allowed to advertise the Services identified by its TROPICANA, TROP, TROPICANA-formative or TROP-formative Marks within the TLV Territory provided such advertisements make explicit reference to the locations of the properties identified by those Marks. Tropicana Entertainment also may use the TROP Mark without reference to any Preexisting Identifier or Accurate Geographic Identifier for purposes of on-property signage and marketing property specific campaigns, programs, and events, and selling merchandise on property, provided such uses are in conjunction with materials making explicit reference to the locations of the properties to which the marketing campaign applies, are not confusingly similar to any preexisting use by TLV, and are otherwise consistent with the terms of this Agreement.  In addition, notwithstanding anything to the contrary anywhere in this Agreement, Tropicana Entertainment shall be permitted to continue to use its Marks in connection with its corporate office which is located within the TLV Territory and to maintain business and marketing operations out of its Las Vegas, Nevada office in the ordinary course. When Tropicana Entertainment uses a TROPICANA-formative Mark, it will use it in such a manner that the portion of the Mark that consists of the Preexisting Identifier or Accurate Geographic Identifier is no smaller or less prominent in proportion to TROPICANA or TROP than it is in the current stylized version of the Marks that Tropicana Entertainment is using, namely:

4.             Registrations:

a.             TLV will be entitled to seek and maintain registrations with the United States Patent & Trademark Office (“USPTO”) for concurrent-use for the Mark TROPICANA, and will cite Reg. Nos. 1,530,186 and 1,572,514 as concurrent users. TLV may in addition, in its sole discretion, seek and maintain registrations with the USPTO for the TLV Marks, and if so will cite the aforesaid registrations claiming concurrent use. The Parties will cooperate with each other to request that the USPTO grant concurrent-use registrations to each of the Parties, with TLV’s registrations being geographically limited to the TLV Territory and with Tropicana Entertainment’s registrations being excluded from the TLV Territory. If the USPTO refuses to grant concurrent use registrations to TLV, then TLV may file for state trademark or service mark registration in the state of Nevada for the TLV Marks. TLV, in its sole discretion, may file Nevada state applications for the TLV Marks without filing applications in the USPTO. However, in the event TLV files for state trademark or service mark registration in the State of Nevada, (i) TLV’s use of such Marks will still be limited pursuant to the terms of this Agreement; (ii) Tropicana Entertainment will also be entitled to file Nevada state trademark registrations for its Marks, which will be limited pursuant to the terms of this Agreement; and (iii) both Parties will include in the Nevada state trademark applications/registrations the geographical limitations set forth above to the extent such statements of limitation are allowed by the Nevada Secretary of State’s Office.

b.             Tropicana Entertainment will be entitled to seek and maintain registrations for its TROPICANA and TROP Marks, its TROPICANA ENTERTAINMENT Mark, its TROPICANA LAUGHLIN Mark, or any other present and/or future TROPICANA-formative or TROP-formative Mark that combines TROPICANA or TROP with an additional identifier (other than LAS VEGAS or any other city within the TLV Territory), citing as concurrent user, if necessary, any applications for the Marks that TLV may subsequently file and/or for which registrations may subsequently issue to TLV.

c.             Each Party will bear its own costs in seeking and maintaining its respective applications/registrations under this Section 4.

d.             Each Party agrees not to oppose, petition to cancel, or otherwise object to any applications/registrations the other Party files pursuant to Section 4, provided such applications/registrations are consistent with the terms of this Agreement. Each Party will sign any consents as the other Party may reasonably request in support of any such applications/registrations.

5.             Internet Uses: Each Party will use its Marks on its web sites, gaming sites, social media, or other internet presence on a worldwide basis in a manner consistent with this Agreement. However, TLV may register the TLV Marks as domain names and any other domain name that includes TROPICANA, TROP, or TROPPLUS provided that it also includes Las Vegas or LV in the domain name or, in the case of TROPPLUS, includes explicit reference to the Las Vegas hotel and casino in a prominent location on the home page.  Tropicana Entertainment may continue to use the domain names it currently owns, as reflected in the list attached hereto as Exhibit A, and may register and use other TROPICANA-formative or TROP-formative domain names provided they do not include “Las Vegas” or “LV,” and they do include “Advantage,” “Entertainment,” “Express,” any other Preexisting Identifier used by Tropicana Entertainment, or any Accurate Geographic Identifier associated with any existing or future Tropicana Entertainment property (e.g., Tropicana Atlantic City, Tropicana AC, Tropicana Laughlin, etc.) and further provided that Tropicana Entertainment will only use TROPICANA and TROP with an additional Preexisting Identifier or Accurate Geographic Identifier. Any group names, handles, monikers, user names, or similar identifiers that the Parties may use on or in connection with social media or social networking will be consistent with the terms of this Section 5 of this Agreement. The Parties agree to include a prominent disclaimer on any web page whose domain name does not include a geographic identifier so as to avoid consumer confusion. Tropicana Entertainment agrees to purchase and retain the domain names in the list attached hereto as Exhibit B, subject to a limit of $3,000 in total expenses in connection with obtaining and maintaining control over these domain names.  Tropicana Entertainment agrees to transfer to TLV the domain names in the list attached hereto as Exhibit C. In the event that Tropicana Entertainment ceases to maintain any of the domain names set forth in Exhibit B and such domain names are released by the domain name registrar for general registration (any such released domain name, a “Lapsed Domain Name”), nothing in this Agreement shall preclude TLV from registering any such Lapsed Domain Name. In the event that TLV registers any Lapsed Domain Name that falls within the exclusive use rights of Tropicana Entertainment, TLV may only warehouse such Lapsed Domain Name and shall not provide content under such Lapsed Domain Name.  Tropicana Entertainment shall have the right to warehouse additional domain names in the nature of those listed in Exhibit B if TLV declines to register them at Tropicana Entertainment’s request.

6.             Enforcement:  If either Party becomes aware of a third party use of the Mark TROPICANA, TROP, or a similar Mark in connection with the Services (an “Infringing Use”) or of a third party use of the Mark TROPICANA, TROP, or a similar Mark in connection with any goods, services or enterprises performed in such a manner as is likely to dilute a Party’s rights in the TROPICANA, TROP, or similar Marks (a “Diluting Use”), they will advise the other Party. If the Infringing Use or Diluting Use is taking place primarily within the TLV Territory, TLV will have the right, but not the obligation, to take action against such an infringement or dilution at its sole cost and expense (and with any recovery going solely to TLV). If the Infringing Use or Diluting Use is taking place primarily outside the TLV Territory, then Tropicana Entertainment will have the right, but not the obligation, to take action against the Infringing Use or Diluting Use, at its sole cost and expense (and with any recovery going solely to Tropicana Entertainment). If a Party declines, or fails, to file suit against an Infringing Use or Diluting Use taking place primarily within its territory, then the other Party may, at its option, take action against such Infringing Use or Diluting Use. If one Party takes action against an Infringing Use or Diluting Use, then the other Party agrees to be joined as a necessary party if required or to join as a co-plaintiff if counsel for the initiating Party taking action advises it would be beneficial to do so.  In that case, the Party initiating suit will bear all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the other Party in connection with being added to the lawsuit. However, should the joining Party decide it wants to retain its own counsel in connection with the lawsuit, then the joining Party will be solely responsible for its counsel’s costs and fees.

7.             Quality Performance and Cooperation: Each Party is aware of the stylized format that the other Party uses in connection with TROPICANA. Each Party agrees not to adopt any stylization that would be confusingly similar to the other Party’s current stylization or other stylization that such Party may adopt in the future. The Parties agree to perform all their Services under their Marks to a high quality standard, and consistent with and not materially below that presently performed at their respective locations. More generally, the Parties will take such steps as may be reasonably necessary to avoid confusion between the Parties, their Marks, and their businesses. In the event of any such confusion, the Parties will cooperate with each other in good faith to rectify the situation.

8.                                       Opposition / Litigation:

a.             Immediately upon the Effective Date (as defined below), the Parties will jointly file (i) a stipulation of dismissal with prejudice of the Nevada Action; (ii) a stipulation and order to vacate the SJ Order and the Reconsideration Order; and (iii) a stipulation of dismissal with prejudice of the Trademark Action, which stipulation will be joined by all plaintiffs in that action. If the Court in the Nevada Action fails or refuses to vacate the SJ Order and the Reconsideration Order, the Parties are nonetheless required to proceed with the terms of this Agreement.

b.             Immediately upon the Effective Date, Tropicana Entertainment will file a notice of withdrawal with prejudice of the Rejection Motion, and will serve a copy of such notice of withdrawal on counsel for TLV.

c.             Immediately upon the Effective Date, Tropicana Las Vegas will (i) file an amendment to the Supplement To Schedules Of Assets And Liabilities Of Liquidating LandCo Debtor Tropicana Enterprises; Supplement To Schedules Of Assets And Liabilities Of Liquidating LandCo Debtor Tropicana Development Company, LLC; Supplement To Schedules Of Assets And Liabilities Of Liquidating LandCo Debtor Tropicana Real Estate Company, LLC; and Supplement To Schedules Of Assets And Liabilities Of Liquidating LandCo Debtor Hotel Ramada Of Nevada LLC (collectively, the “Amended Schedules”) filed as docket numbers 2573, 2574, 2575, and 2576 in the Bankruptcy Cases, reflecting the terms of this Agreement.

d.             Immediately upon the Effective Date, TLV will file (i) a voluntary dismissal with prejudice of Opposition No. 91193816 currently pending before the Trademark Trial and Appeal Board, and will serve a copy of such dismissal on counsel for Tropicana Entertainment; and (ii) Tropicana Entertainment will withdraw Intent to Use Applications Numbers 77/759,102 and 77/759,101 for the Mark THE TROP LAS VEGAS EST. 1957 (and design) filed on June 13, 2009 with the USPTO.

e.             Immediately upon the Effective Date, Tropicana Atlantic City Corp. will file a notice of withdrawal with prejudice of proofs of claim as listed below against Tropicana Enterprises, Tropicana Development Company, LLC, Adamar of Nevada Corporation, Tropicana Real Estate Company LLC, Hotel Ramada of Nevada Corporation, Tropicana Las Vegas Resort and Casino, LLC and Tropicana Las Vegas Holdings, LLC:

i.              Tropicana Atlantic City Corp., as transferee from Adamar of New Jersey, Inc. (n/k/a Adamar of NJ In Liquidation, LLC), pursuant to the Notice Of Transfer Of Claims Other Than For Security, filed as docket number 3180 in the Bankruptcy Cases, Claim Nos. 2208, 2209, 2226, 2237, 2247, 2278 and 2288; and

ii.             Tropicana Atlantic City Corp., as transferee from Manchester Mall, Inc. (n/k/a Adamar of NJ In Liquidation, LLC), pursuant to the Notice Of Transfer Of Claims Other Than For Security, filed as docket number 3179 in the Bankruptcy Cases, Claim Nos. 2186, 2188, 2192, 2210, 2231, 2235 and 2236.

9.             Mutual Releases: Subject to the terms and conditions of this Agreement, each Party, as of the Effective Date, knowingly, voluntarily, irrevocably, unconditionally and forever releases, remises, acquits, and discharges the other Party, its subsidiaries, its affiliates, and each of their directors, officers, representatives, employees, professionals, agents, assigns and successors in interest, from any and all claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs and expenses (including professional fees and expenses) of any and every kind, character, nature and description whatsoever, whether in law or equity, filed or unfiled, known or unknown, asserted or unasserted, express or implied, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, and/or fixed or contingent, in connection with, arising out of, or relating to the trademarks, trade names or disputes respecting web domain names that arose or could have been raised prior to the date of this Agreement, including but not limited to any such claims that were raised or could have been raised in the actions and pleadings identified in Section 8 of this Agreement (collectively, the “Released Claims”). For the avoidance of doubt, notwithstanding anything herein contained, (a) Tropicana Entertainment does not release and reserves and preserves, inter alia, any and all:  (i) of its Unresolved Claims (as defined in that certain Agreement dated as of July 1, 2009 by and between the Liquidating LandCo Debtors and the OpCo Debtors) that are not Released Claims and the claims asserted in the “OpCo Intercompany Claims Statement” transmitted to TLV on August 14, 2009 that are not Released Claims, and (ii) claims arising from and after June 30, 2009 that are not in connection with, do not arise out of, and do not relate to the trademarks, trade names, or disputes respecting web domain names, and TLV reserves and preserves all rights, defenses, and counterclaims related thereto; and (b) TLV does not release and reserves and preserves, inter alia, any and all:  (i) of its Unresolved Claims that are not Released Claims, and (ii) claims arising from and after March 8, 2010 that are not in connection with, do not arise out of, and do not relate to the trademarks, trade names, or disputes respecting web domain names, and Tropicana Entertainment reserves and preserves all rights, defenses, and counterclaims related thereto.

10.           Successors and Assigns:  This Agreement is binding upon and inures solely to the benefit of each of the Parties and their respective affiliates, successors and/or assigns. Nothing in this Agreement, whether express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any kind or nature whatsoever under or by reason of this Agreement.  Each Party’s rights under this Agreement will be freely assignable by such Party (including by merger or operation of law), provided that such transfer will not relieve the transferring Party of its obligations hereunder, unless the transferring Party obtains the prior written consent of the non-transferring Party, which consent will not be unreasonably withheld.  This Agreement will be in full force and effect for as long as either Party has not legally abandoned its Marks by having ceased reasonable commercial use of all TROPICANA, TROP or variant trademarks and service marks for three years with no objective intent to resume use within a one-year period thereafter. Upon request of the non-abandoning Party, the abandoning Party will immediately assign all applications and registrations in its TROPICANA, TROP or variant trademarks and service marks, including any residual goodwill, to the non-abandoning Party, with assignment documentation to be prepared by the non-abandoning Party at its expense, and with government filing fees to be the responsibility of the non-abandoning Party.

11.           Disputes:  All disputes arising under or relating to this Agreement, including disputes under Section 7 of this Agreement, will be settled by arbitration conducted by JAMS.  The Parties agree that either is entitled to invoke JAMS’ multi-judge panel appellate procedure. For any cause of action arising under or relating to this Agreement initiated by Tropicana Entertainment, the arbitration will be conducted in Las Vegas, Nevada. For any cause of action arising under or relating to this Agreement initiated by TLV, the arbitration will be conducted in Atlantic City, New Jersey.  The Parties agree that any breach of this Agreement by either Party may cause irreparable harm which could not be adequately compensated by money damages, and that the non-breaching Party shall be entitled to equitable relief, injunctive relief and/or specific performance in the event of such breach, among other remedies.

12.           Effective Date:  This Agreement shall not become effective and enforceable until the first business day on which each of the following has occurred (the “Effective Date”):  (a) all of the signatories have executed this Agreement where indicated below (the date on which this subdivision (a) is satisfied, the “Execution Date”); (b) the Bankruptcy Court has entered an order pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure approving this Agreement (the “Approval

Order”); and (c) the Approval Order has become a Final Order(5); provided, however, that the following sentence of this Agreement shall be effective and enforceable on the Execution Date.  Within 10 days after the Execution Date, the Parties shall file and prosecute in good faith the joint motion (attached hereto as Exhibit D) seeking entry of the Approval Order (attached hereto as Exhibit E) with the Bankruptcy Court. Notwithstanding anything contained herein, this Agreement shall be null and void unless the Effective Date occurs on or prior to the date that is 270 days from the entry of the Approval Order, or such later date consented to by the Parties (which consent shall not be unreasonably withheld or delayed) (the “Outside Date”); provided, however, that this Agreement shall not be rendered null and void in the event that any Party’s failure to fulfill any of its obligations under this Agreement was the direct or indirect cause of, or otherwise resulted in, the failure of the Effective Date to occur on or before the Outside Date. The Parties agree to, in consultation with the other Parties, (i) in the event that the Approval Order or any order or decision regarding it is appealed, move or otherwise seek to expedite, and to expedite, any appeal to the fastest timetable acceptable to the court presiding over the appeal, and (ii) each use its best efforts to avoid or eliminate each and every impediment to and/or cause for delay of the Effective Date so as to enable the Effective Date to occur as soon as practicable (and in any event no later than the Outside Date), including, but not limited to, filing, contesting, resisting, or appealing any litigation, appeal, decision or opinion, motion, or other pleading, filing or request before any court, tribunal, or other adjudicative body.

13.           Consideration. Each Party acknowledges and agrees that, to the extent this Agreement is adjudicated by a court of competent jurisdiction to include a transfer, conveyance, or grant of rights (executory or otherwise), (i) this Agreement is entered into for good, valuable and sufficient consideration without any intent to hinder, delay, or defraud any Party’s creditors, (ii) that such consideration has been received, and (iii) that such consideration is fair and of a reasonably equivalent value to the releases and other benefits received by such Party under this Agreement, and therefore, this Agreement does not constitute an actual or constructive fraudulent transfer, conveyance or obligation under state law or the Bankruptcy Code.

14.           No Admission of Wrongdoing. Each of the Parties acknowledges and agrees that this Agreement and the consideration given hereunder have been given and received purely on a compromise of disputed claims basis because of the Parties’ desire to avoid the expense and burden of litigation, and it is not to be construed as an admission by any of the Parties of any liability, nor shall it be construed or used as an admission of any act, omission or fact whatsoever, except as expressly set forth in this Agreement. The Parties specifically deny liability for any and all of the Parties’ Released Claims under Section 9 of this Agreement.

(5) The term “Final Order” means an order or judgment of the Bankruptcy Court or other court of competent jurisdiction, which has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

15.           Negotiated Transaction. The Parties consider all the provisions of this Agreement to have been negotiated in good faith and at arms’-length between the Parties. Consequently, this Agreement shall be considered as having been drafted by all Parties and shall not be construed or interpreted against any Party, but shall be construed and interpreted in accordance with the fair import of its terms and provisions. Drafts of this Agreement, the term sheets predating this Agreement (and the final agreed-upon term sheet predating this Agreement) and modifications reflected in such drafts (including, as to each, communications with respect thereto) shall not be utilized in any manner, dispute, or proceeding, including as evidence of any of the Parties’ intent or the interpretation of this Agreement.

16.           No Representations. Each of the Parties warrants that except as expressly set forth herein, no representations of any kind or character, whether express or implied, have been made to it or its agents, representatives, employees or attorneys, or any other person, to induce it to execute this Agreement. Each of the Parties hereby acknowledges that it has had an adequate opportunity to have this Agreement reviewed by its attorneys, that the contents of this Agreement have been explained to it by counsel to the extent it desires, and that it understands the contents of this Agreement in full.

17.           Ownership of Released Claims.

a.             TLV, on behalf of itself and its agents, representatives, affiliated entities, successors and permitted assigns, represents and agrees that it has not heretofore assigned or transferred any of the Released Claims under Section 9 of this Agreement, or any portion thereof or interest therein. TLV agrees to indemnify, defend, and hold harmless Tropicana Entertainment against any and every claim, cause of action, demand, suit, damage or other charge of liability of any kind, at law, in equity or in arbitration or any other proceeding, of any kind or nature whatsoever (a “Claim”) based on, arising out of, or connected with any such transfers or assignments of any such Released Claims, or any portion thereof or interest therein.

b.             Tropicana Entertainment, on behalf of itself and its agents, representatives, affiliated entities, successors and permitted assigns, represents and agrees that it has not heretofore assigned or transferred any of the Released Claims under Section 9 of this Agreement, or any portion thereof or interest therein. Tropicana Entertainment agrees to indemnify, defend, and hold harmless TLV against any Claim based on, arising out of, or connected with any such transfers or assignment of any such Released Claims, or any portion thereof or interest therein.

18.           Choice of Law. To the extent that state law is applicable, this Agreement shall be interpreted under the applicable procedural and substantive laws of the State of Delaware existing at any time on or prior to the Effective Date. The language of all parts of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for or against any of the Parties.

19.           Fully Integrated Agreement.

a.             This Agreement is a fully integrated agreement, and it is the intention of the Parties that this Agreement sets forth the entire agreement between the Parties hereto relating to the TROPICANA and TROP Marks, any variation thereof, or any other subject matters hereof. The Parties’ legal and equitable interests in the TROPICANA and TROP Marks, or any variation thereof, is limited as set forth herein.

b.             This Agreement amends, restates, and fully supersedes any and all prior negotiations, agreements and/or understandings between the Parties hereto, whether oral or written, relating to the TROPICANA and/or TROP Marks, any variation thereof, or any other subject matter hereof. Each Party agrees that, except for the express representations and warranties contained in this Agreement, none of the Parties makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its representatives or agents with respect to this Agreement.

c.             This Agreement may not be amended, altered, supplemented, vacated, varied or modified in any way except by a written instrument duly executed by all Parties.

20.           Non-Dischargeability. Each Party understands and agrees that, to the fullest extent allowed by law, this Agreement and the liabilities and obligations hereunder are not intended to be, and shall not be, dischargeable, avoidable, modified, compromised, rejected, or discounted under the provisions of the Bankruptcy Code, and shall survive any bankruptcy unaltered and in full force and effect.

21.           Notices. Any notice contemplated or required by this Agreement (a “Notice”) shall be in writing and shall be delivered to the Parties by hand or by overnight delivery service (e.g., FedEx, DHL) to the address for each Party set forth herein. All notices shall be effective upon delivery.

Tropicana Entertainment: 3930 Howard Hughes Parkway, Fourth Floor, Las Vegas, NV 89169 (fax: (702) 589-3805), Attn: General Counsel.

TLV: 3801 Las Vegas Boulevard South, Las Vegas, NV 89109 (fax: (702) 739-2584), Attn: General Counsel.

22.           Miscellaneous.

a.             To the extent any affiliate of any Party (including the correct entity corresponding to any misnamed Party, such as Hotel Ramada of Nevada, Inc.) with alleged rights or claims relating to this Agreement or the subject matter hereof, either now existing or later formed, is not a signatory to this Agreement, such Party agrees to the full extent of its ability to cause such affiliate to execute a signature page to this Agreement and act in compliance with its terms.

b.             The Parties agree that this Agreement does not constitute a license agreement.

c.             The Parties agree that this Agreement does not constitute an executory contract for purposes of the Bankruptcy Code, and shall not be subject to assumption, assignment or rejection under, or pursuant to Section 365 of the Bankruptcy Code.

d.             Should any provision of this Agreement be declared or determined by any court or judicial body to be illegal or invalid, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and any illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. Upon such declaration or determination, the Parties shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the Parties as closely as possible to the end that their original intent is fulfilled to the extent possible.

e.             Each person who executes this Agreement represents that he or she is duly authorized to execute this Agreement on behalf of, and to bind, the Party for whom they execute this Agreement.

f.              Each Party represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations set forth in this Agreement, and that further approval or consent of any entity, person, board of directors, member, manager, partner or trustee is not necessary to enter into and perform such obligations.

g.             The titles of the various Sections of this Agreement are intended solely for convenience or reference, and are not intended and shall not be deemed for any purpose whatsoever to modify, explain or place any construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

h.             Each Party shall bear its own attorneys’ fees and costs incurred in connection with the Released Claims and in the negotiation and drafting of this Agreement.

i.              This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other electronic transmission, and signatures on a facsimile or other electronic copy hereof shall be deemed authorized original signatures.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers or other duly-authorized representatives.

TROPICANA LAS VEGAS ENTITIES:

TROPICANA LAS VEGAS, INC.

By:
Its:

TROPICANA LAS VEGAS HOTEL AND CASINO, INC.

By:
Its:

TROPICANA LAS VEGAS INTERMEDIATE HOLDINGS INC.
By:
Its:

LIQUIDATING LANDCO DEBTORS:

ADAMAR OF NEVADA CORPORATION
By:
Its:

HOTEL RAMADA OF NEVADA, LLC f/k/a HOTEL RAMADA OF NEVADA CORPORATION (a/k/a HOTEL RAMADA OF NEVADA INC.)
By:
Its:

TROPICANA DEVELOPMENT COMPANY, LLC
By:
Its:

TROPICANA ENTERPRISES
By:
Its:

TROPICANA LAS VEGAS HOLDINGS, LLC
By:
Its:

TROPICANA LAS VEGAS RESORT AND CASINO, LLC
By:
Its:

TROPICANA REAL ESTATE COMPANY, LLC
By:
Its:

OPCO RELATED ENTITIES:

TROPICANA ENTERTAINMENT INC.
By:
Its:

NEW TROPICANA HOLDINGS, INC.
By:
Its:

TROPICANA ATLANTIC CITY CORP.
By:
Its:

TROPICANA AC SUB CORP.
By:
Its:

NEW TROPICANA OPCO, INC.
By:
Its:

AZTAR RIVERBOAT HOLDING COMPANY, LLC
By:
Its:

AZTAR INDIANA GAMING COMPANY, LLC
By:
Its:

CATFISH QUEEN PARTNERSHIP IN COMMENDAM
By:
Its:

NEW JAZZ ENTERPRISES, LLC
By:
Its:

CENTROPLEX CENTRE CONVENTION HOTEL LLC
By:
Its:

NEW ST. LOUIS RIVERBOAT, LLC
By:
Its:

CP ST. LOUIS CASINO, LLC
By:
Its:

CP ST. LOUIS ACQUISITION, LLC
By:
Its:

TAHOE HORIZON, LLC
By:
Its:

COLUMBIA PROPERTIES TAHOE, LLC
By:
Its:

CP LAUGHLIN REALTY, LLC
By:
Its:

COLUMBIA PROPERTIES LAUGHLIN, LLC
By:
Its:

COLUMBIA PROPERTIES VICKSBURG, LLC
By:
Its:

JMBS CASINO, LLC
By:
Its:

GREENVILLE RIVERBOAT, LLC
By:
Its:

TROPICANA EXPRESS, LLC
By:
Its:

OPCO DEBTORS:

ADAMAR GARAGE CORPORATION
By:
Its:

ARGOSY OF LOUISIANA, INC.
By:
Its:

ATLANTIC-DEAUVILLE INC.
By:
Its:

AZTAR CORPORATION
By:
Its:

AZTAR DEVELOPMENT CORPORATION
By:
Its:

AZTAR INDIANA GAMING COMPANY, LLC
By:
Its:

AZTAR INDIANA GAMING CORPORATON
By:
Its:

AZTAR MISSOURI GAMING CORPORATION
By:
Its:

AZTAR RIVERBOAT HOLDING COMPANY, LLC
By:
Its:

CATFISH QUEEN PARTNERSHIP IN COMMENDAM
By:
Its:

CENTROPLEX CENTRE CONVENTION HOTEL, LLC
By:
Its:

COLUMBIA PROPERTIES LAUGHLIN, LLC
By:
Its:

COLUMBIA PROPERTIES TAHOE, LLC
By:
Its:

COLUMBIA PROPERTIES VICKSBURG, LLC
By:
Its:

CP BATON ROUGE CASINO, LLC
By:
Its:

CP LAUGHLIN REALTY, LLC
By:
Its:

JAZZ ENTERPRISES, INC.
By:
Its:

JMBS CASINO LLC
By:
Its:

RAMADA NEW JERSEY HOLDINGS CORPORATION
By:
Its:

RAMADA NEW JERSEY, INC.
By:
Its:

ST. LOUIS RIVERBOAT ENTERTAINMENT, INC.
By:
Its:

TAHOE HORIZON, LLC
By:
Its:

TROPICANA ENTERTAINMENT HOLDINGS, LLC
By:
Its:

TROPICANA ENTERTAINMENT INTERMEDIATE HOLDINGS, LLC
By:
Its:

TROPICANA ENTERTAINMENT, LLC
By:
Its:

TROPICANA EXPRESS, INC.
By:
Its:

TROPICANA FINANCE CORP.
By:
Its:

Exhibit A to Settlement Agreement

Domain Name

arubatropicana.com

arubatropicana.net

arubatropicana.org

insidetropicana.com

mytropicanaaruba.com

newtropicanaaruba.com

thetropicanaaruba.com

thetropicanaaruba.net

thetropicanaaruba.org

thetropicanaarubacasino.com

thetropicanaarubacasino.net

thetropicanaarubacasino.org

thetropicanaresortaruba.com

thetropicanaresortaruba.net

thetropicanaresortaruba.org

tropadvantage.biz

tropadvantage.com

tropadvantage.info

tropadvantage.net

troparuba.com

troparuba.net

troparuba.org

tropaw.com

tropaw.net

tropaw.org

tropbachelor.com

tropbachelorette.com

tropbatonrouge.com

tropbatonrouge.mobi

tropbatonrouge.net

tropcasinobr.com

tropcasinobr.mobi

tropcasinobr.net

tropcasinohotelbatonrouge.com

tropcasinohotelbatonrouge.mobi

tropcasinohotelbatonrouge.net

tropcasinos.com

tropentertainment.com

tropevansville.com

tropgreenville.com

trophotelbatonrouge.com

trophotelbatonrouge.mobi

trophotelbatonrouge.net

trophotels.com

tropicana.net

tropicanaamelia.com

tropicanaaruba.com

tropicanaaruba.net

tropicanaaruba.org

tropicanaarubablog.com

tropicanaarubacasino.com

1

Exhibit A to Settlement Agreement

tropicanaarubacasino.net

tropicanaarubacasino.org

tropicanaarubacasinohotel.com

tropicanaarubacasinohotel.net

tropicanaarubacasinohotel.org

tropicanaarubacasio.com

tropicanaarubacasio.net

tropicanaarubacasio.org

tropicanaarubacassino.com

tropicanaarubacassino.net

tropicanaarubacassino.org

tropicanaarubahotel.com

tropicanaarubahotel.net

tropicanaarubahotel.org

tropicanaarubaresort.com

tropicanaarubaresort.net

tropicanaarubaresort.org

tropicanaarubastore.com

tropicanabatonrouge.com

tropicanabatonrouge.mobi

tropicanabatonrouge.net

tropicanabelle.com

tropicanacasino.info

tropicanacasinoandresort.net

tropicanacasinoandresorts.com

tropicanacasinobatonrouge.com

tropicanacasinobatonrouge.mobi

tropicanacasinobatonrouge.net

tropicanacasinohotelresort.com

tropicanacasinohotelresorts.com

tropicanacasino.com

tropicanacasinos.com

tropicanacasinosandresorts.com

tropicanacorp.com

tropicanacorp.net

tropicanaent.com

tropicanaentertainment.com

tropicanaentertainment.net

tropicanaevansville.com

tropicanaexp.com

tropicanaexpresscasino.com

tropicanaexpresshotel.com

tropicanaexpressresort.com

tropicanagaming.com

tropicanagetaways.com

tropicanagreenville.com

tropicanahotelandcasino.net

tropicanahotelaruba.com

tropicanahotelaruba.net

tropicanahotelaruba.org

tropicanahotelbatonrouge.com

tropicanahotelbatonrouge.mobi

2

Exhibit A to Settlement Agreement

tropicanahotelbatonrouge.net

tropicanahotelbr.com

tropicanahotelbr.mobi

tropicanahotelbr.net

tropicanahotelcasino.com

tropicanahotelcasinoresort.com

tropicanahotelcasinoresorts.com

tropicanalaketahoe.com

tropicanalaughlincasino.com

tropicanalouisiana.com

tropicanamediasite.com

tropicanams.com

tropicananightlife.com

tropicanaresortaruba.com

tropicanaresortaruba.net

tropicanaresortaruba.org

tropicanasales.com

tropicanaspecials.com

tropicanatahoe.com

tropicanavicksburg.com

tropicanaworldwide.com

tropicanax.com

tropicanaxpress.com

tropindy.com

tropjobs.com

troplaketahoe.com

troplaughlin.com

troplive.net

tropliveradio.com

tropliveradio.net

troplouisiana.com

tropocanaaruba.com

tropocanaaruba.net

tropocanaaruba.org

tropocanaarubacasino.com

tropocanaarubacasino.net

tropocanaarubacasino.org

tropocanacasinoaruba.com

tropocanacasinoaruba.net

tropocanacasinoaruba.org

tropresorts.com

troptahoe.com

tropvicksburg.com

tropxplayers.com

wwwtropicanaaruba.com

wwwtropicanaaruba.net

wwwtropicanaaruba.org

3

Exhibit B to Settlement Agreement

tropscams.com

tropscams.net

tropicanascams.com

tropicanascams.net

tropscam.net

tropicanascam.net

tropicanareviews.com

tropicanareviews.net

tropicanahotelreviews.com

tropicanahotelreviews.net

tropicanareview.com

tropicanareview.net

tropicanahotelreview.com

tropicanahotelreview.net

tropicanahotelsucks.com

tropicanahotelsucks.net

trophotelsucks.com

trophotelsucks.net

tropcasinosucks.com

tropcasinosucks.net

tropicanacasinosucks.com

tropicanacasinosucks.net

tropicanasucks.net

tropicanacasinoreviews.com

tropicanacasinoreviews.net

tropicanacasinoreview.com

tropicanacasinoreview.net

tropicanacasinoscam.com

tropicanacasinoscam.net

ihatetropicanacasino.com

ihatetropicanacasino.net

ihatetropicanahotel.com

ihatetropicanahotel.net

ihatetropicana.net

tropicanacomplaints.com

tropicanacomplaints.net

trophotelcomplaints.com

trophotelcomplaints.net

tropcasinocomplaints.com

tropcasinocomplaints.net

Exhibit C to Settlement Agreement

tropicanalasvegashotels.com

tropicanalv.com

tropicanalv.org

tropicanalvmediasite.com

tropicanalvsales.com

troplasvegas.com

Exhibit D

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
TROPICANA ENTERTAINMENT, LLC, et al.,	)	Case No. 08-10856 (KJC)
)
Reorganized Debtors.	)	Jointly Administered
)
	)	Hearing Date: [[ ]], 2011 at [[ ]].m. (ET)
	)	Objection Deadline: [[ ]], 2011 at [[ ]].m. (ET)

MOTION OF THE OPCO DEBTORS, THE OPCO-RELATED ENTITIES,

THE LIQUIDATING LANDCO DEBTORS AND THE TROPICANA LAS

VEGAS ENTITIES FOR ENTRY OF AN ORDER APPROVING THE

TRADEMARK SETTLEMENT AGREEMENT BY AND BETWEEN THEM

The Parties (as defined below) hereby move (the “Motion”) this Court pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) for entry of an order, substantially in the form attached hereto as Exhibit A, approving that certain Settlement Agreement dated as of August [[   ]], 2011, by and between the OpCo Debtors(1) and the OpCo-Related Entities(2) (together, “Tropicana Entertainment”), on the one hand, and the Liquidating

(1)     The “OpCo Debtors” are: Adamar Garage Corporation, Argosy of Louisiana, Inc., Atlantic-Deauville Inc., Aztar Corporation, Aztar Development Corporation, Aztar Indiana Gaming Company, LLC, Aztar Indiana Gaming Corporation, Aztar Missouri Gaming Corporation, Aztar Riverboat Holding Company, LLC, Catfish Queen Partnership in Commendam, Centroplex Centre Convention Hotel, LLC, Columbia Properties Laughlin, LLC, Columbia Properties Tahoe, LLC, Columbia Properties Vicksburg, LLC, CP Baton Rouge Casino, LLC, CP Laughlin Realty, LLC, Jazz Enterprises, Inc., JMBS Casino LLC, Ramada New Jersey Holdings Corporation, Ramada New Jersey, Inc., St. Louis Riverboat Entertainment, Inc., Tahoe Horizon, LLC, Tropicana Entertainment Holdings, LLC, Tropicana Entertainment Intermediate Holdings, LLC, Tropicana Entertainment, LLC, Tropicana Express, Inc., and Tropicana Finance Corp.

(2)     The “OpCo-Related Entities” are: Tropicana Entertainment Inc., New Tropicana Holdings, Inc., Tropicana Atlantic City Corp., Tropicana AC Sub Corp., New Tropicana OpCo, Inc., Aztar Riverboat Holding Company, LLC, Aztar Indiana Gaming Company, LLC, Catfish Queen Partnership in Commendam, New Jazz Enterprises, LLC, Centroplex Centre Convention Hotel, LLC, New St. Louis Riverboat, LLC, CP St. Louis Casino, LLC, CP St. Louis Acquisition, LLC, Tahoe Horizon, LLC, Columbia Properties Tahoe, LLC, CP Laughlin Realty, LLC, Columbia Properties Laughlin, LLC, Columbia Properties Vicksburg, LLC, JMBS Casino, LLC, Greenville Riverboat, LLC, and Tropicana Express, LLC.

LandCo Debtors(3) and the Tropicana Las Vegas Entities(4) (together, “TLV,” and collectively with Tropicana Entertainment, the “Parties”), on the other hand, a copy of which is attached as Exhibit 1 to the proposed order (the “Settlement Agreement”), and in support of the Motion, respectfully state as follows:

PRELIMINARY STATEMENT

For over two years, and at considerable expense, the Parties have litigated over their rights to ownership and/or use of the TROPICANA and/or TROP trademarks — under which trademarks each operates one or more hotels and casinos, including the Tropicana Las Vegas, the Tropicana Atlantic City and the Tropicana Laughlin (each as defined below). Having now reached an agreement on the ownership and use issues, the Parties seek this Court’s approval of the Settlement Agreement, which approval would resolve numerous pending matters before this Court and the District Court (state) in Nevada and provides for the mutual release of all claims by and between the Parties related to the trademarks (and certain other related matters).

While the Parties remain confident in their respective claims of exclusive ownership of and right to use the subject trademarks, they recognize the inherent risk, cost and delay of continuing to litigate over those rights. Approval of the Settlement Agreement removes that risk, cost, and delay and, among other things, provides the Parties with exclusive ownership of and right to use the subject trademarks in the geographic regions where they currently operate. As such, each of the Parties, in its respective business judgment, has determined to enter into the

(3)     The “Liquidating LandCo Debtors,” successors to the LandCo Debtors (as defined in the LandCo Plan (as defined below)), are: Adamar of Nevada Corporation, Hotel Ramada of Nevada, LLC f/k/a Hotel Ramada of Nevada Corporation (a/k/a Hotel Ramada of Nevada Inc.), Tropicana Development Company, LLC, Tropicana Enterprises, Tropicana Las Vegas Holdings, LLC, Tropicana Las Vegas Resort and Casino, LLC, and Tropicana Real Estate Company, LLC.

(4)     The “Tropicana Las Vegas Entities” are: Tropicana Las Vegas, Inc., Tropicana Las Vegas Hotel and Casino, Inc., and Tropicana Las Vegas Intermediate Holdings Inc.

2

Settlement Agreement instead of continuing to pursue litigation, and believes that the Settlement Agreement is fair and reasonable and in the best interests of each of the debtor-Party’s respective estates and creditors.

JURISDICTION AND VENUE

1.       The Court has jurisdiction to consider this matter pursuant to 28 U.S.C. §§ 157 and 1334, Paragraph 147 of the OpCo Confirmation Order (as defined below), Paragraph 148 of the LandCo Confirmation Order (as defined below), Article XII of the OpCo Plan (as defined below) and Article XII of the LandCo Plan. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).

2.       Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

3.       The basis for the relief requested herein is Bankruptcy Rule 9019(a).

BACKGROUND

A.      Plans of Reorganization and Tropicana Atlantic City Purchase

4.       On May 5, 2008, each of the OpCo Debtors and the LandCo Debtors filed a voluntary petition in this Court for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

5.       On May 5, 2009, the Court entered an Order (the “LandCo Confirmation Order,” Docket No. 2002) confirming the First Amended Joint Plan of Reorganization of Tropicana Las Vegas Holdings, LLC and Certain of its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “LandCo Plan,” Docket No. 1994). On July 1, 2009, the LandCo Plan went effective and the Liquidating LandCo Debtors emerged from Chapter 11 as a reorganized business, with Tropicana Las Vegas, Inc. owning the Tropicana Las Vegas Hotel and Casino in Las Vegas, Nevada (the “Tropicana Las Vegas”). (Docket No. 2203).

3

6.       On May 5, 2009, the Court entered an Order (the “OpCo Confirmation Order,” Docket No. 2001) confirming the First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (as subsequently modified, the “OpCo Plan,” Docket No. 2545).

7.       On April 29, 2009, Adamar of New Jersey, Inc. and Manchester Mall, Inc. (n/k/a Adamar of NJ In Liquidation, LLC), former owners of the Tropicana Atlantic City Resort and Casino in Atlantic City, New Jersey (the “Tropicana Atlantic City”), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey, which proceedings are encaptioned In re Adamar of NJ In Liquidation, LLC, Case No. 09-20711 (Bankr. D.N.J.) (JHW) (Jointly Administered).

8.       On November 4, 2009, this Court entered an Order approving that certain Amended and Restated Purchase Agreement dated as of November 20, 2009(5) (the “APA”), as well as immaterial modifications to the OpCo Plan, which Order permitted Reorganized OpCo Debtor Tropicana Entertainment Inc. (through its designee Tropicana Atlantic City Corp.) and Tropicana AC Sub Corp. to purchase the Tropicana Atlantic City pursuant to Section 363(f) of the Bankruptcy Code. (Docket No. 2549).

9.       On March 8, 2010, the OpCo Plan went effective and the OpCo Debtors emerged from Chapter 11 as a reorganized enterprise owning several casinos, including the Tropicana Laughlin Hotel & Casino in Laughlin, Nevada (the “Tropicana Laughlin”). (Docket No. 2794).

(5)     A similar order approving the APA was entered in the New Jersey bankruptcy cases on November 4, 2009.

4

10.     Also on March 8, 2010, the APA closed and the Tropicana Atlantic City came into the ownership of Tropicana Atlantic City Corp. and Tropicana AC Sub Corp., subsidiaries of Tropicana Entertainment Inc.

B.      Trademark Disputes

11.     On July 20, 2009, Tropicana Las Vegas, Inc. and Hotel Ramada of Nevada, LLC f/k/a Hotel Ramada of Nevada Corporation (a/k/a Hotel Ramada of Nevada Inc.) filed a complaint against Tropicana Entertainment, LLC and Aztar Corporation seeking a declaratory judgment that TLV had the right to operate the Tropicana Las Vegas under the TROPICANA trademark without any interference by or payment to Tropicana Entertainment, which proceeding is encaptioned Tropicana Las Vegas, Inc. v. Aztar Corporation, Case No. A595469 (D. Ct. Clark County, Nev.) (the “Nevada Action”). (Docket No. 2230, Exhibit A).(6)

12.     On August 10, 2009, OpCo Debtors Tropicana Entertainment, LLC and Aztar Corporation filed an answer and counterclaim asserting that TLV’s use of the TROPICANA trademark infringes upon Tropicana Entertainment’s exclusive rights in that trademark. Cross-motions for summary judgment were subsequently filed in the Nevada Action, with each side arguing that they held exclusive ownership and use rights in the TROPICANA trademark. On June 10, 2010, the Nevada court entered its order denying the parties’ cross-motions for summary judgment, but entering findings of fact and conclusions of law. No trial date has been set in the Nevada Action.

13.     On May 7, 2010, certain of the OpCo-Related Entities filed the Motion of the Reorganized OpCo Debtors for Entry of an Order Authorizing (i) the Rejection of any and all

(6)     The Nevada Action proceeded pursuant to this Court’s Order annulling the automatic stay. (Docket No. 2357).

5

Executory Contracts and Unexpired Leases Involving Intellectual Property Rights Granted by the OpCo Debtors to the LandCo Debtors, and (ii) the Assumption of any and all Executory Contracts and Unexpired Leases Involving Intellectual Property Rights Granted by the LandCo Debtors to the OpCo Debtors (the “IP Motion,” Docket No. 2905). Tropicana Las Vegas, Inc. and the Liquidating LandCo Debtors filed an objection to the IP Motion. (Docket No. 2942). The IP Motion is being carried off-calendar and no hearing date on the IP Motion has been set.

14.           On August 10, 2010, Tropicana Entertainment, along with certain affiliates of Icahn Capital LP, as secured lenders and administrative agent to the secured lenders of Tropicana Entertainment, filed an adversary complaint against Tropicana Las Vegas, Inc. and Hotel Ramada of Nevada, LLC alleging that prior Orders of this Court established that Tropicana Entertainment is the sole owner of the TROPICANA and TROP trademarks, that certain plaintiffs have a valid and perfected security interest therein, and seeking a declaratory judgment to this effect, among other relief, which adversary proceeding is encaptioned Icahn Agency Services LLC v. Tropicana Las Vegas, Inc. (In re Tropicana Entertainment, LLC et al.), Adv. Proc. No. 10-52489 (Bankr. D. Del.) (KJC) (the “Delaware Action”). On September 8, 2010, the defendants filed a motion to dismiss or abstain from adjudication of the Delaware Action (the “Motion to Dismiss,” Adv. Proc. Docket No. 9, attached hereto as Exhibit B), which Motion to Dismiss was opposed by the plaintiffs (the “Opposition,” Adv. Proc. Docket No. 32, attached hereto as Exhibit C), subsequent to which the defendants filed a reply in support of their Motion to Dismiss (the “Reply,” Adv. Proc. Docket No. 40, attached hereto as Exhibit D). Oral argument on the Motion to Dismiss has been consensually adjourned while the Parties negotiated the Settlement Agreement, and currently is scheduled for September 27, 2011.

6

15.           The Parties have been engaged in negotiations regarding the terms of the Settlement Agreement since December 2010.

THE SETTLEMENT AGREEMENT(7)

16.           The Parties have engaged in lengthy negotiations regarding ownership and use of the TROPICANA and TROP trademarks. The Settlement Agreement resolves globally the Parties’ respective rights of ownership and use in the trademarks. The Settlement Agreement also resolves the Nevada Action, the Delaware Action, and the IP Motion.

17.           The following is a summary of the principal provisions of the Settlement Agreement:

•                  The Parties agree to concurrent use and registration of certain Marks that are or include the term TROPICANA or variants, pursuant to the terms of the Agreement, without any payment from one to another, and in perpetuity.

•                  TLV owns and has the exclusive right to use the TLV Marks in the TLV Territory for the following purposes: (a) in connection with any present and/or future goods, services and enterprises in the nature of entertainment and hospitality services or within the zone of natural expansion thereof, including but not limited to hotel services, bar services, restaurant services, nightclub, beach club, casino services, live theater services, travel reservation services, tour package services, tourism services, convention services, exhibition services, retail services and merchandise (the goods, services and enterprises identified in this subsection (a), collectively, the “Services”), and (b) for Internet Uses without geographic limitation as set forth in Section 5 of the Agreement. However, notwithstanding anything to the contrary in the Agreement, TLV will also have the right to advertise the Services identified by the TLV Marks worldwide, provided that any such advertisements make explicit reference to the location of the Las Vegas Property. TLV will not have any rights to use the Mark TROPICANA, TROP, or any variation thereof other than as part of the composite Mark TROPICANA LAS VEGAS and as defined herein; provided that TLV may use the TROP Mark without reference to LAS VEGAS for purposes of on-property signage and marketing property specific campaigns, programs, and events, and selling merchandise on property, provided such uses are in

(7)          The description of the terms of the Settlement Agreement in this section is only a summary. To the extent this summary and the terms of the Settlement Agreement are inconsistent, the terms of the Settlement Agreement shall govern. All capitalized terms utilized in this section, “The Settlement Agreement,” shall have the meanings ascribed in the Settlement Agreement, and if not defined in the Settlement Agreement, the meanings ascribed in this Motion.

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conjunction with materials making explicit reference to the Las Vegas Property and its location, are not confusingly similar to any preexisting or then current use by Tropicana Entertainment, and are otherwise consistent with the terms of the Agreement. TLV may create, use and register new logos at any time provided they are not confusingly similar to Tropicana Entertainment’s then-current stylization and are otherwise consistent with the terms of the Agreement, which logos shall be deemed to be included in the definition of TLV Marks. TLV may create, use and register variants of the TLV Marks as new names, trademarks and service marks consistent with the terms of the Agreement.

•                  Tropicana Entertainment owns and has the exclusive right to use the Marks TROPICANA and TROP, provided each is accompanied by a Preexisting Identifier, or by an Accurate Geographic Identifier (other than LAS VEGAS or the name of any city within the TLV Territory), and other present and/or future TROPICANA-formative (or TROP-formative) Marks that combine TROPICANA or TROP with an additional Preexisting Identifier or Accurate Geographic Identifier (other than LAS VEGAS or the name of any city within the TLV Territory) in connection with the Services worldwide excluding only the TLV Territory. However, notwithstanding anything to the contrary in the Agreement, Tropicana Entertainment will be allowed to advertise the Services identified by its TROPICANA, TROP, TROPICANA-formative or TROP-formative Marks within the TLV Territory provided such advertisements make explicit reference to the locations of the properties identified by those Marks. Tropicana Entertainment also may use the TROP Mark without reference to any Preexisting Identifier or Accurate Geographic Identifier for purposes of on-property signage and marketing property specific campaigns, programs, and events, and selling merchandise on property, provided such uses are in conjunction with materials making explicit reference to the locations of the properties to which the marketing campaign applies, are not confusingly similar to any preexisting use by TLV, and are otherwise consistent with the terms of the Agreement. In addition, notwithstanding anything to the contrary anywhere in the Agreement, Tropicana Entertainment shall be permitted to continue to use its Marks in connection with its corporate office which is located within the TLV Territory and to maintain business and marketing operations out of its Las Vegas, Nevada office in the ordinary course.

•                  Each Party will use its Marks on its web sites, gaming sites, social media, or other internet presence on a worldwide basis in a manner consistent with the Agreement. However, TLV may register the TLV Marks as domain names and any other domain name that includes TROPICANA, TROP, or TROPPLUS provided that it also includes Las Vegas or LV in the domain name or, in the case of TROPPLUS, includes explicit reference to the Las Vegas hotel and casino in a prominent location on the home page. Tropicana Entertainment may continue to use the domain names it currently owns, and may register and use other TROPICANA-formative or TROP-formative domain names provided they do not include “Las Vegas” or “LV,” and they do include “Advantage,” “Entertainment,” “Express,” any other Preexisting Identifier used by Tropicana Entertainment, or any Accurate Geographic Identifier associated with any existing or future Tropicana Entertainment property and further provided that Tropicana Entertainment will only use TROPICANA and TROP with an additional Preexisting Identifier or Accurate Geographic Identifier.  Any group names, handles, monikers, user

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names, or similar identifiers that the Parties may use on or in connection with social media or social networking will be consistent with the terms of Section 5 of the Agreement. The Parties agree to include a prominent disclaimer on any web page whose domain name does not include a geographic identifier so as to avoid consumer confusion. Tropicana Entertainment agrees to transfer to TLV the domain names in the list attached to the Agreement as Exhibit C.

•                  Each Party agrees not to adopt any stylization that would be confusingly similar to the other Party’s current stylization or other stylization that such Party may adopt in the future. The Parties agree to perform all their Services under their Marks to a high quality standard, and consistent with and not materially below that presently performed at their respective locations. More generally, the Parties will take such steps as may be reasonably necessary to avoid confusion between the Parties, their Marks, and their businesses. In the event of any such confusion, the Parties will cooperate with each other in good faith to rectify the situation.

•                  Immediately upon the Effective Date, the Parties will jointly file (i) a stipulation of dismissal with prejudice of the Nevada Action; (ii) a stipulation and order to vacate the SJ Order and the Reconsideration Order; and (iii) a stipulation of dismissal with prejudice of the Trademark Action, which stipulation will be joined by all plaintiffs in that action. Immediately upon the Effective Date, Tropicana Entertainment will file a notice of withdrawal with prejudice of the Rejection Motion. Immediately upon the Effective Date, Tropicana Las Vegas will file an amendment to the Amended Schedules reflecting the terms of the Agreement. Immediately upon the Effective Date, TLV will file (i) a voluntary dismissal with prejudice of Opposition No. 91193816 currently pending before the Trademark Trial and Appeal Board, and will serve a copy of such dismissal on counsel for Tropicana Entertainment; and (ii) Tropicana Entertainment will withdraw Intent to Use Applications Numbers 77/759,102 and 77/759,101 for the Mark THE TROP LAS VEGAS EST. 1957 (and design) filed on June 13, 2009 with the USPTO. Immediately upon the Effective Date, Tropicana Atlantic City Corp. will file a notice of withdrawal with prejudice of proofs of claim against Tropicana Enterprises, Tropicana Development Company, LLC, Adamar of Nevada Corporation, Tropicana Real Estate Company LLC, Hotel Ramada of Nevada Corporation, Tropicana Las Vegas Resort and Casino, LLC and Tropicana Las Vegas Holdings, LLC.

•                  Subject to the terms and conditions of the Agreement, each Party, as of the Effective Date, knowingly, voluntarily, irrevocably, unconditionally and forever releases, remises, acquits, and discharges the other Party, its subsidiaries, its affiliates, and each of their directors, officers, representatives, employees, professionals, agents, assigns and successors in interest, from any and all claims, causes of action, suits, debts, obligations, liabilities, demands, losses, costs and expenses (including professional fees and expenses) of any and every kind, character, nature and description whatsoever, whether in law or equity, filed or unfiled, known or unknown, asserted or unasserted, express or implied, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, and/or fixed or contingent, in connection with, arising out of, or relating to the trademarks, trade names or disputes respecting web domain names that arose or could have been raised prior to the date of the Agreement, including but not limited to any such

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claims that were raised or could have been raised in the actions and pleadings identified in Section 8 of the Agreement.

18.           The Parties believe that the Settlement Agreement not only benefits them by resolving costly disputes and myriad pending litigation related to the ownership and/or use of the TROPICANA and/or TROP trademarks that have lasted for over two years, but also brings certainty to the Reorganized OpCo Debtors’ and the Tropicana Las Vegas Entities’ respective rights concerning the trademarks, which constitute integral assets for the continued operation of their businesses.

RELIEF REQUESTED

19.           The Parties seek entry of an order, substantially in the form attached hereto as Exhibit A, approving the Settlement Agreement pursuant to Bankruptcy Rule 9019.

BASIS FOR RELIEF REQUESTED

20.           Settlements and compromises are “a normal part of the process of reorganization.” Protective Comm. for Indep. Stockholders of TMT Trailer Ferry, Inc. v. Anderson, 390 U.S. 414, 424 (1968) (hereinafter “TMT Trailer”) (quoting Case v. Los Angeles Lumber Prods. Co., 308 U.S. 106, 130 (1939)). Pursuant to Bankruptcy Rule 9019, courts should approve a compromise or settlement if it is in the best interests of a debtor’s estate. Specifically, Bankruptcy Rule 9019(a) provides, in relevant part:

On motion by the trustee and after notice and a hearing, the court may approve a compromise or settlement. Notice shall be given to creditors, the United States trustee, the debtor, and indenture trustees as provided in [Bankruptcy] Rule 2002 and to any other entity as the court may direct.

Fed. R. Bankr. P. 9019(a).

21.           “To minimize litigation and expedite the administration of a bankruptcy estate, [c]ompromises are favored in bankruptcy.” In re Martin, 91 F.3d 389, 393 (3d Cir. 1996)

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(quoting 9 Collier on Bankruptcy ¶ 9019.03[1] (15th ed. 1993)); see also Will v. Northwestern Univ. (In re Nutraquest, Inc.), 434 F.3d 639, 644 (3d Cir. 2006). The Third Circuit has adopted a balancing test of four factors for courts to use in determining whether to approve a settlement:

[B]ankruptcy court approval [of a settlement under Bankruptcy Rule 9019(a)] requires a bankruptcy judge to assess and balance the value of the claim that is being compromised against the value to the estate of the acceptance of the compromise proposal. Taking our cue from [TMT Trailer], we recognize four criteria that a bankruptcy court should consider in striking this balance: (1) the probability of success in litigation; (2) the likely difficulties in collection; (3) the complexity of the litigation involved, and the expense, inconvenience and delay necessarily attending it; and (4) the paramount interest of the creditors.

In re Martin, 91 F.3d at 393; see also In re Nutraquest, Inc., 434 F.3d at 645.

22.           No one factor is dispositive. Instead, the Court should “assess and balance the value of the claim that is being compromised against the value to the estate of the acceptance of the compromise proposal.” In re Martin, 91 F.3d at 393. In addition, in exercising its discretion, the Court must make an independent determination that the settlement is fair and equitable and assess whether “the settlement is truly the product of ‘arms-length’ bargaining, and not of fraud or collusion.” See In re Exide Techs., 303 B.R. 48, 68 (Bankr. D. Del. 2003). Ultimately, the decision to accept or reject a compromise or settlement is within the sound discretion of the Court. See In re Nutraquest, Inc., 434 F.3d at 639; Law Debenture Trust Co. v. Kaiser Aluminum Corp. (In re Kaiser Aluminum Corp.), 339 B.R. 91 (D. Del. 2006). A court’s role in deciding whether to approve a settlement is “to canvass the issues to see whether the settlement fall[s] below the lowest point in the range of reasonableness.” In re NJ Affordable Homes Corp., Case No. 05-60442, 2007 Bankr. LEXIS 3220, at *20-21 (Bankr. D.N.J. Sept. 13, 2007).

23.           Here, each factor weighs in favor of approval of the Settlement Agreement. While both Tropicana Entertainment and TLV believe their claims of exclusive ownership of the

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TROPICANA and/or TROP trademarks are meritorious, each ardently disputes the other’s position. Rather than rehash those arguments for the Court, the Parties respectfully refer the Court to the Motion to Dismiss, Opposition and Reply, which are attached hereto as Exhibits B-D, for an exposition of those arguments, and note that the briefs relating to the Motion to Dismiss alone consume 130 pages and make reference to over 3,000 pages of exhibits filed in support thereof. Those complex legal arguments involve the interpretation of multiple agreements, some of which are over 30 years old, and weave their way through a corporate history dating back to the 1950s.

24.           The cross-motions for summary judgment in the Nevada Action were of similar size and complexity. There has been a significant amount of discovery in the Nevada Action, and significant discovery in the Delaware Action is anticipated if the Court denies the pending Motion to Dismiss. No trial date has been set in either the Nevada Action or the Delaware Action, and no discovery has been taken in the Delaware Action.

25.           Needless to say, both Tropicana Entertainment and TLV believe they are likely to succeed on the merits of exclusive ownership and use of the trademarks, as evidenced by Motion to Dismiss, Opposition and Reply, and the millions of dollars each has spent thus far litigating the issues relating to the trademarks. There is no end in sight, especially given that the Parties would likely appeal any adverse final ruling. Entry of an order approving the Settlement Agreement would put an end to all pending litigation between the Parties, including the mutual release of all claims related the trademarks, that: (i) has already taken years and could last for years to come otherwise, (ii) has and will continue to be a significant inconvenience and distraction from daily operations for management of both Tropicana Entertainment and TLV, and (iii) has and will continue to cost both sets of debtors exorbitant amounts of money.

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26.           There also exist difficulties in collection in any scenario absent approval of the Settlement Agreement. OpCo Debtors Aztar Corporation and Tropicana Entertainment, LLC have asserted a counterclaim of trademark infringement in the Nevada Action and are seeking damages for losses related to their business, goodwill, reputation and depressed sales due to TLV’s use of the trademarks. In the Delaware Action, OpCo-Related Entities Tropicana Entertainment Inc. and New Tropicana Holdings, Inc. are seeking damages for unjust enrichment. Finally, TLV has indicated that if it is adjudicated to have exclusive ownership and use of the trademarks, it intends to sue Tropicana Entertainment for damages for use of the trademarks, including, but not limited to, under a theory of trademark infringement. Given the potential damages at issue under any of those scenarios, the ability of either Tropicana Entertainment or TLV to satisfy a judgment of damages may prove difficult, if not impossible, particularly in the event that the losing party is deprived of the right to operate its business under the name “Tropicana.” All of those claims would be withdrawn with prejudice and/or released pursuant to the Settlement Agreement. Thus, approval of the Settlement Agreement — which recognizes Tropicana Entertainment’s and TLV’s exclusive ownership and use of the trademarks in the areas where they currently operate — is in each of their best interests.

27.           Approval of the Settlement Agreement is also in the paramount interest of both the OpCo Debtors’ and the Liquidating LandCo Debtors’ creditors. Settlement will conserve each of their resources, resolve any and all litigation that concerns ownership of the trademarks, ensure that each is able to operate their businesses with the use of the trademarks, preclude potentially crippling judgments for damages, and eliminate the distraction to management caused by each of the foregoing.

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28.           Finally, the Settlement Agreement is the product of arm’s-length negotiations, proposed in good faith and without collusion. Tropicana Entertainment and TLV have each considered the alternatives to settlement, including, but not limited to, the risks and expenses described above. After considering those factors, the debtor-Parties each determined, in their business judgment, that the terms of the Settlement Agreement are fair and reasonable and in the best interests of their respective estates. Accordingly, the Parties respectfully submit that the Settlement Agreement satisfies the standards for approval pursuant to Bankruptcy Rule 9019(a) and it, therefore, should be approved.

NOTICE

29.           Notice of this Motion, including all exhibits, has been provided via CM/ECF to all parties in interest active in these cases, and via first class mail to: (a) the U.S. Trustee, and (b) parties in interest to the trademarks and the Settlement Agreement. Due to sheer volume, notice of this Motion, including the proposed order and the Settlement Agreement (but not Exhibits B-D), has also been provided via first class mail to any other persons or entities that have filed a request for notice pursuant to Article XIII.G of the LandCo Plan or Article XIII.G of the OpCo Plan. Copies of this Motion and exhibits (including Exhibits B-D) may be downloaded at http://www.kccllc.net/tropicana, or requested directly from counsel to the (x) OpCo Debtors and OpCo-Related Entities, Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, by mail, telephone: (212) 969-3000, facsimile: (212) 969-2900 (Attn: Richard J. Corbi, Esq.), or email: rcorbi@proskauer.com, or (y) the Liquidating LandCo Debtors and the Tropicana Las Vegas Entities, Dewey & LeBouef LLP, Post Montgomery Center, One Montgomery Street, Suite 3500, San Francisco, California 94105, by mail, telephone: (415) 951-1100, facsimile: (415) 951-1180 (Attn: Joshua D. Morse, Esq.), or email: jmorse@dl.com. Finally, notice of this Motion and the relief requested herein was provided by publication once in

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the Wall Street Journal (National Edition) at least twenty-one (21) days before the scheduled hearing.

30.           In light of the nature of the relief requested herein, the Parties submit that no other or further notice is required.

NO PRIOR REQUEST

31.           No prior motion for the relief requested has been made to this or any other Court.

CONCLUSION

WHEREFORE, the Parties respectfully request that the Court enter an order, substantially in the form attached hereto as Exhibit A, approving the Settlement Agreement, and granting such other and further relief as the Court deems just and proper.

Dated: August [[ ]], 2011

Respectfully submitted,

RICHARDS, LAYTON & FINGER, P.A.

/s/ Lee E. Kaufman
Daniel J. DeFranceschi (No. 2732)
Lee E. Kaufman (No. 4877)
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

- and -

PROSKAUER ROSE LLP
James H. Shalek (admitted pro hac vice)
Scott K. Rutsky (pro hac vice forthcoming)
Richard J. Corbi (admitted pro hac vice)
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Counsel to the OpCo Debtors
and the OpCo-Related Entities

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YOUNG CONAWAY STARGATT &
TAYLOR, LLP

/s/ M. Blake Cleary
Robert S. Brady (No. 2847)
M. Blake Cleary (No. 3614)
The Brandywine Building, 17th Floor
1000 West Street, Post Office Box 391
Wilmington, Delaware 19899
Telephone: (302) 571-6600
Facsimile: (302) 571-1253

- and -

BIFFERATO GENTILOTTI LLC

/s/ Garvan F. McDaniel
Garvan F. McDaniel (No. 4167)
800 North King Street, Plaza Level
Wilmington, Delaware 19801
Telephone: (302) 429-1900
Facsimile: (302) 429-8600

- and -

DEWEY & LEBOEUF LLP
Bruce Bennett (admitted pro hac vice)
James O. Johnston (admitted pro hac vice)
Joshua D. Morse (admitted pro hac vice)
333 South Grand Avenue, Suite 2600
Los Angeles, California 90071
Telephone: (213) 621-6000
Facsimile: (213) 621-6100

Counsel to the Liquidating LandCo Debtors and the Tropicana Las Vegas Entities

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Exhibit E

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
TROPICANA ENTERTAINMENT, LLC, et al.,	)	Case No. 08-10856 (KJC)
)
Reorganized Debtors.	)	Jointly Administered
)

ORDER GRANTING MOTION OF THE OPCO DEBTORS, THE
OPCO-RELATED ENTITIES, THE LIQUIDATING LANDCO
DEBTORS AND THE TROPICANA LAS VEGAS ENTITIES
FOR ENTRY OF AN ORDER APPROVING THE TRADEMARK
SETTLEMENT AGREEMENT BY AND BETWEEN THEM

Upon the Motion of the OpCo Debtors, the OpCo-Related Entities, the Liquidating LandCo Debtors and the Tropicana Las Vegas Entities for Entry of an Order Approving the Trademark Settlement Agreement by and Between Them (the “Motion”) of the Parties (1) for entry of an order (this “Order”) pursuant to Bankruptcy Rule 9019(a) approving the Settlement Agreement (a copy of which is attached as Exhibit 1); and the Court having found that it has jurisdiction pursuant to 28 U.S.C. §§ 157 and 1334, Paragraph 147 of the OpCo Confirmation Order, Paragraph 148 of the LandCo Confirmation Order, Article XII of the OpCo Plan and Article XII of the LandCo Plan; and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and the Court having found that venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Court having found that due and proper notice of the Motion was provided and no other or further notice need be provided; and the Court having reviewed the Motion, filings in support thereof and responses thereto, if any; and the Court having heard the evidence offered and presented and the statements of counsel regarding the

(1)                                  Capitalized terms utilized but not otherwise defined herein shall have the meanings set forth in the Motion.

Motion at the hearing before the Court, if any (the “Hearing”); and the Court having found and determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and the Court having overruled all objections to the Motion, if any, including those filed with the Court or raised at the Hearing; and the Court having found and determined that the relief requested in the Motion is in the best interests of the OpCo Debtors and the Liquidating LandCo Debtors, their estates and their creditors; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED:

1.             The Motion is granted.

2.             All objections to the Motion, the relief requested therein and/or the relief granted in this Order that have not been withdrawn, waived or settled, and all reservations of rights included in such objections, are overruled on the merits.

3.             The Settlement Agreement is approved in its entirety and shall be binding upon the Parties.

4.             The Settlement Agreement is fair and reasonable, represents a valid exercise of each of the Parties’ business judgment, and is the product of arm’s-length negotiations, proposed in good faith and without collusion

5.             The Parties are authorized to take all actions reasonably necessary to effectuate the relief granted pursuant to this Order, and the performance of the Settlement Agreement.

6.             Notice of the Motion and/or the exhibits thereto, as provided in the Motion and the affidavit(s) of service filed with the Court, constitutes due, proper and sufficient notice, and no other or further notice of the Motion or exhibits need be provided.

7.             Publication notice of the Motion and the relief requested therein once in the Wall Street Journal (National Edition) at least twenty-one (21) days before the scheduled Hearing, as

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provided in the Motion and the affidavit(s) of service filed with the Court, constitutes due, proper and sufficient notice on any and all parties in interest to the Motion and the relief requested therein that were not served with actual, written notice of the Motion, and no other or further notice of the Motion or the relief requested therein need be provided to such parties in interest.

8.             Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

9.             This Court shall retain jurisdiction over any and all matters arising from or related to the implementation, interpretation and/or enforcement of the Settlement Agreement or this Order.

Dated:	, 2011
Wilmington, Delaware
The Honorable Kevin J. Carey
Chief United States Bankruptcy Judge

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